UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.               )

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☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MICROFIELD GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
ELECTION OF DIRECTORS
ARTICLES OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN
ANNUAL REPORT OF THE AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
Appendix A to Proxy Statement
Appendix B to Proxy Statement
Appendix C to Proxy Statement

PROXY STATEMENT
      This Proxy Statement is furnished to the holders of the shares of common stock in connection with the solicitation of proxies for use at the annual meeting. The 2006 annual meeting of shareholders of Microfield Group, Inc. (“Microfield”) will be held on June 7, 2006, at the offices of Microfield at 111 SW Columbia, Suite 480, Portland, Oregon 97201, at 10:00 a.m., Pacific time. The enclosed form of proxy is solicited by the Board of Directors of Microfield, and the cost of the solicitation will be borne by Microfield. The costs and expenditures of the solicitation are not expected to exceed the amount normally expended for any uncontested election of the directors. In addition to solicitation by mail, some of Microfield’s directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. When the proxy is properly executed and returned, the shares of common stock it represents will be voted as directed at the annual meeting or any postponement or adjournment of the annual meeting. If no direction is indicated, those shares of common stock will be voted “FOR” the proposals set forth in the attached Notice of Annual Meeting of Shareholders. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the annual meeting. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of Microfield, by delivering a later-dated proxy or by voting in person at the annual meeting. The mailing address of the principal executive offices of Microfield is 111 SW Columbia, Suite 480, Portland, Oregon 97201. This Proxy Statement, the attached notice of annual meeting of shareholders, and the accompanying proxy card are first being mailed to shareholders on or about May 19, 2006.
Record Date and Shares Entitled to Vote
      Only holders of common stock of record as of the close of business on May 10, 2006, will be entitled to vote at the annual meeting. As of the record date, Microfield had outstanding                      shares of common stock held by                     shareholders of record. Holders of common stock and Series 2 Preferred Stock on the record date are entitled to one vote for each share of common stock held on any matter that may properly come before the annual meeting. As of the record date, Microfield had outstanding                     shares of Series 2 Preferred Stock,                     shares of Series 3 Preferred Stock, and                     shares of Series 4 Preferred shares held by                     shareholders of record.
Quorum and Voting Requirements
      The presence in person or by proxy of the holders of the majority of the shares of common stock issued and outstanding as of the record date and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions with respect to any proposal under consideration at the annual meeting will be counted for purposes of establishing a quorum. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. If a quorum is present, abstentions will have no effect on the election of directors. With respect to approval of the amendment to the Articles of Incorporation of the Company to increase the number of authorized common shares, the approval requires a majority vote of the issued and outstanding shares. With respect to the amendment to the 2004 Stock Incentive Plan to authorize an additional 10,000,000 shares for issuance, the approval also requires a majority vote of the issued and outstanding shares. Each of the members of the Board of Directors is recommending that shareholders vote “FOR” the approval of all proposals. As of the record date, the directors and the executive officers of Microfield owned an aggregate of approximately      % of the outstanding shares of common stock. Shares of common stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the annual meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner. These shares are referred to as “Broker Non-Votes.” At the annual meeting, Broker Non-Votes will be counted for purposes of determining whether a quorum exists at the annual meeting but will not be counted as votes for or against matters presented for shareholder consideration.

ELECTION OF DIRECTORS
(Proposal No. 1)
      In accordance with the Company’s Bylaws, the Board of Directors shall consist of no fewer than three and no more than eleven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at six (6). Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.
Nominees for Director
      The names and certain information concerning the nominees for director are set forth below. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a substitute nominee. Proxies may not be voted for more than six nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors.

	Position With	Served as a
Name of Nominee	the Company	Director Since	Age

Rodney M. Boucher	CEO & Director	October, 2005	62
A. Mark Walter	President & Director	April, 2005	41
Michael W. Stansell	Secretary & Director	November, 1999	63
William C. McCormick	Chairman of the Board	February, 2004	72
Gene Ameduri	Director	October, 2005	58
Gary D. Conley	Director	February, 2006	45
      There is no family relationship among any of the directors or executive officers of the Company.
      RODNEY M. BOUCHER joined the Company through the acquisition of EnergyConnect. He was appointed Chief Executive Officer and appointed to the Board of Directors on that date. Prior to that date, Mr. Boucher was the founder, President and CEO of EnergyConnect, Inc. from its inception in 1998 until its acquisition by the Company in October 2005. Before forming EnergyConnect, Mr. Boucher was Chief Executive Officer of Calpine Power Services and Senior Vice President of Calpine Corporation from 1995 to 1998. Prior to that, Mr. Boucher served as Chief Operating Officer of Citizens Power and Light and held a number of senior management positions with PacificCorp and United Illuminating Company including Chief Information Officer, Vice President of Operations, Vice President of Power Resources, and Director of Engineering. Mr. Boucher holds an AMP certificate from Harvard Business School, a MS in electrical engineering from Rensselaer Polytechnic University and a Bachelor of Science from Oregon State University. Mr. Boucher is a member of several non-profit boards and a senior fellow of the American Leadership Forum.
      A. MARK WALTER joined the Company is January 2003 when he was appointed Director of Operations and held various management positions within the Company’s wholly owned subsidiary, Christenson Velagio, before his promotion to Senior Vice President and Chief Operating Officer of Christenson Velagio in January 2004. Mr. Walter was appointed President of Microfield and Christenson Velagio in November 2004, and appointed to the Board of Directors in April 2005. Mr. Walter has 18 years of experience in leading profitable commercial and industrial electrical services businesses. Prior to joining Christenson Velagio, Mr. Walter was Operations Director for Power City Electrical, a regional electrical company, from 1992 to 2002.
      MICHAEL W. STANSELL is currently the Secretary and a director of the Company. Mr. Stansell joined the Company in November, 1985 as Director of Manufacturing and was appointed Vice President, Operations, in January 1987 and served in those capacities until 2002, at which point Mr. Stansell was elected President of the Company and served in that capacity until October, 2002.

      WILLIAM C. MCCORMICK joined the Company in January 2004 as Interim Chief Executive officer and resigned that post in November 2004 with the appointment of A. Mark Walter as President of Microfield Group, Inc. and Christenson Velagio. Prior to coming to the Company, Mr. McCormick was Chief Executive Officer of Precision Castparts, Corp., a publicly traded aerospace company, from August 1994 to August 2002. He also served as the Chairman of the Board of Directors there from October 1994 to August 2003. Mr. McCormick joined Precision Castparts in April 1985. Prior to Precision Castparts, Mr. McCormick spent 32 years at General Electric in various businesses, including GE Aircraft Engines, Carboloy Systems, Distribution Equipment, and Industrial Electronics. Mr. McCormick serves on the Board of Directors and is Chair of the Audit Committee of Merix Corporation, a publicly traded manufacturer of high performance interconnect products. He serves on the boards of several other “for profit” and nonprofit companies. Mr. McCormick holds a BS in Mathematics from the University of Cincinnati.
      GENE AMEDURI joined the Company in October 2005 through the Company’s acquisition of EnergyConnect, Inc. On that date, he was named President of EnergyConnect. He joined EnergyConnect in 2003 as Senior Vice President. Prior to that, Mr. Ameduri was with Roth Brothers, Inc., a mechanical contractor. Roth Brothers is a subsidiary of First Energy. He was there from 1981 to 2003, and held the office of Vice President of the Facilities Automation Division among other management positions. Mr. Ameduri holds a BS in Engineering from Case Western Reserve University and a MS in Mechanical Engineering from Youngstown State University. Mr. Ameduri is a Registered Professional Engineer in Ohio, Pennsylvania and Florida.
      GARY D. CONLEY was elected as a director on February 22, 2006. Mr. Conley is currently the CEO of SolFocus, a concentrator of solar technology founded to commercialize advanced concentrator solar technology. Mr. Conley was CEO of GuideTech, a manufacturer of semiconductor test equipment from July 2003 to February 2005. Prior to that, Mr. Conley was Senior Vice President in charge of the Memory Test Division at Credence Corporation, a manufacturer of semiconductor test equipment, from May 1993 to November 1996. Mr. Conley was President of EPRO, a manufacturer of semiconductor test equipment from January 1990 to May 1993, at which time the business was sold to Credence. Mr. Conley has been an active investor in early stage, advanced technology companies. He sits on the boards of several companies.
      The Board of Directors Recommends a Vote FOR all of the Nominees.
ARTICLES OF AMENDMENT TO INCREASE THE NUMBER
OF AUTHORIZED COMMON SHARES
(Proposal No. 2)
      The Company’s Ninth Amended and Restated Articles of Incorporation currently allow for the issuance of up to 125,000,000 shares of the Company’s common stock. The Board of Directors has determined that it would be in the best interests of the Company and its shareholders to amend the Company’s Articles of Incorporation to increase the number of authorized shares to 225,000,000. The increase will give the Company the ability to issue shares as it deems necessary to raise additional capital for the Company.
      The Board of Directors Recommends a vote FOR the Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares.
AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN
(Proposal No. 3)
      The Company maintains the 2004 Stock Incentive Plan (“2004 Plan”) for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the grant of stock options to these individuals aligns their interests with shareholder interests and provides them with incentives to exert their best efforts on behalf of the Company. On April 28, 2006, the Company’s Board

of Directors approved an amendment to the 2004 Plan to increase the aggregate number of shares of common stock that may be issued thereunder to a total of 20,000,000 shares, an increase of 10,000,000 shares. See Summary of 2004 Stock Incentive Plan, as Amended, contained in the Appendix C to this Proxy Statement.
RESOLVED that the shareholders of Microfield Group, Inc. hereby approve the amendment of first sentence of Paragraph 2 of the 2004 Plan to read as follows:
“Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 20,000,000 shares.”
      The affirmative vote of the majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to adopt the foregoing resolution.
      The Board of Directors Recommends a Vote FOR the Amendment to the 2004 Stock Incentive Plan to Increase Available Shares.
Board Meetings and Committees
      The Board of Directors met eight times during 2005. Each director attended by phone or in person all of the meetings of the Board of Directors and all committees of which he was a member. The standing committees of the Board of Directors are the Audit Committee, and the Compensation Committee and the Governance Committee. The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee consists of Messrs. McCormick and Stansell. The Compensation Committee determines compensation for the Company’s executive officers. The Compensation Committee consists of Messrs. McCormick, Conley and Ameduri. The Audit Committee and the Compensation Committee met four times during 2005. The Governance Committee consists of Messrs. Boucher and Walter. The Governance Committee met one time in 2005. The Board of Directors does not have a Nominating Committee. The Board of Directors evaluates and nominates individuals based on their professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience. The Board also considers the applicable independence requirements and the current composition of the Board in its decision to nominate an individual.
ANNUAL REPORT OF THE AUDIT COMMITTEE
      Two independent directors of the Corporation comprise the Audit Committee of the Board of Directors. The Audit Committee operates under the Audit Committee Charter that was adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee, Michael Stansell and William McCormick met four times in 2005.
      The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility to:

•	Monitor the integrity of Microfield’s financial reporting process and systems of internal controls regarding accounting and finance;

•	Monitor the independence and performance of the Microfield’s independent auditors and internal auditors;

•	Provide an avenue of free and open communication among the independent auditors, internal auditors, management and board of directors;

•	Review any conflict of interest situation brought to the committee’s attention; and

•	Review Microfield’s approach to business ethics and compliance with the law.
      In connection with Microfield’s financial statements for the year ended December 31, 2005, the Audit Committee:

•	Reviewed and discussed with management and the independent auditors the audited financial statements;

•	Discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Microfield’s accounting principals and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61);

•	Received written disclosures and a letter from the independent auditors as required by Independence Standards Board Standard No. 1 and discussed the auditors’ independence with the auditors; and

•	Recommended to the Board of Directors (and the Board has approved) that Microfield include its audited financial statements for the year ended December 31, 2005 in its Annual Report on Form 10-KSB.
      This report is submitted over the names of the members of the Audit Committee.

Michael W. Stansell

William C. McCormick
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of January 31, 2006 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director or nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the common stock owned by them.

		Common Stock and
		Common Stock Equivalents

		Equivalent
		Common
		Shares	Approximate
Five Percent Shareholders, Directors, Director Nominees		Beneficially	Voting
and Certain Executive Officers		Owned(1)	Percentage

(2)	JMW Group, LLC/Aequitas Capital Management 805 SW Broadway, Suite 560 Portland, OR 97205	13,486,208	22.8%
(3)	Energy Fund II 805 SW Broadway, Suite 560 Portland, OR 97205	14,197,577	23.6%
(4)	Vince Cushing c/o Entwistle & Cappucci, LLP 333 West Wacker Dr., Suite 2070 Chicago, IL 60606	9,703,245	16.3%
(5)	Christenson Group, LLC/ CEAC 805 SW Broadway, Suite 560 Portland, OR 97205	6,328,017	10.6%
(6)	Christenson Leasing/ Destination Capital, LLC 805 SW Broadway, Suite 560 Portland, OR 97205	3,748,172	6.3%
(7)	William C. McCormick 111 S.W. Columbia Street, Suite 480 Portland, OR 97201	2,105,203	3.5%
(8)	Rodney M. Boucher 5487 Vicenza Way San Jose, CA 95138	14,818,025	23.9%
(9)	Michael W. Stansell 111 S.W. Columbia Street, Suite 200 Portland, OR 97201	74,102	* %
(10)	A. Mark Walter 111 S.W. Columbia Street, Suite 480 Portland, OR 97201	310,417	* %
(11)	Gene Ameduri 111 S.W. Columbia Street, Suite 480 Portland, OR 97201	9,500,199	16.0%
(12)	Randall R. Reed 111 S.W. Columbia Street, Suite 480 Portland, OR 97201	100,001	* %
(13)	Gary D. Conley 18905 Ten Acres Road Saratoga, CA 95070	50,000	* %
(14)	All directors and executive officers as a group as of January 31, 2006[1]	26,907,947	39.6%

[1]	Gary D. Conley became a Director on February 22, 2006.

*	Less than 1%

(1)	Shares to which the person or group has the right to acquire within 60 days after January 31, 2006 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2)	Includes 2,073,333 common equivalent preferred shares outstanding as of January 31, 2006, and 1,687,387 warrants convertible into common stock within 60 days after January 31, 2006.

(3)	Includes 119,050 common equivalent preferred shares outstanding as of January 31, 2006, and 84,200 warrants convertible into common stock within 60 days after January 31, 2006.

(4)	Includes 4,060,914 warrants convertible into common stock within 60 days after January 31, 2006.

(5)	Includes 4,328,017 common equivalent preferred shares outstanding as of January 31, 2006.

(6)	Includes 3,241,922 common equivalent preferred shares outstanding as of January 31, 2006, and 506,250 warrants convertible into common stock within 60 days after January 31, 2006.

(7)	Includes 263,158 common equivalent preferred shares outstanding as of January 31, 2006, and 1,635,000 warrants and options convertible into common stock within 60 days after January 31, 2006.

(8)	Includes 263,158 common equivalent preferred shares outstanding as of January 31, 2006, and 6,091,371 warrants convertible into common stock within 60 days after January 31, 2006.

(9)	Includes 50,000 options convertible into common stock within 60 days after January 31, 2006.

(10)	Includes 310,417 options convertible into common stock within 60 days after January 31, 2006.

(11)	Includes 3,857,868 warrants convertible into common stock within 60 days after January 31, 2006.

(12)	Includes 100,000 options convertible into common stock within 60 days after January 31, 2006.

(13)	Includes 50,000 options convertible into common stock within 60 days after January 31, 2006.

(14)	Includes 526,316 common equivalent preferred shares outstanding as of January 31, 2006, and 12,085,655 warrants and options convertible into common stock within 60 days after January 31, 2006.
Executive Officers of the Registrant
      The names, ages and positions of the Company’s executive officers are as follows:

Name	Age	Current Position(s) With Company

Rodney M. Boucher	62	Chief Executive Officer and Director
A. Mark Walter	41	President and Director
Randall R. Reed	49	Chief Financial Officer
Michael W. Stansell	63	Secretary and Director

EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary of Cash and Certain Other Compensation
      The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the “named officers”) for fiscal years 2005, 2004 and 2003.
SUMMARY COMPENSATION TABLE

	Annual Compensation(1)

				Long-Term
	Fiscal Year	Salary($)	Bonus($)	Comp Award(2)

Rodney M. Boucher	2005	62,500
	2004
	2003
A. Mark Walter	2005	153,939	7,200	1,000,000
	2004	68,289	7,200	200,000
	2003	89,362	7,200
Randall R. Reed	2005	56,000		100,000
	2004
	2003
Gene Ameduri	2005	41,667
	2004
	2003
William C. McCormick	2005			1,050,000
	2004			1,200,000
	2003
Gary M. Kapral	2005	68,289
	2004	138,462		150,000
	2003

(1)	The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total of the annual salary and bonus reported for each of the named officers.

(2)	These numbers represent stock options.
Options Granted in Last Fiscal Year
      During 2005, the Company granted 1,000,000 incentive stock options to purchase Microfield Group, Inc. common stock under the Company’s Stock Incentive Plan to the named officers. One nonqualified option for 100,000 options was issued to a current executive officer, in 2005, prior to his employment with the Company. No other current executive officers received options exercisable for shares of the Company’s Common Stock during fiscal 2005. All other employees who are not currently executive officers of the Company received options exercisable for a total of 3,310,940 shares of the Company’s Common Stock during fiscal 2005. There were an additional 1,370,000 nonqualified stock options awarded to individuals or entities not employed by the Company. These included 1,200,000 options that were issued to directors of the Company, and 170,000 options that were issued to outside consultants.

      The following table provides information concerning the exercise of options during fiscal 2005 and unexercised options held as of the end of the fiscal year with respect to the named officers.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUE

	Number of
	Shares		Securities Underlying		Value of Unexercised
	Acquired on	Value	Unexercised Options		In-The-Money Options
	Exercise	Realized	at FY-End (#)		at FY-End ($) (2)		Grant	Expiration
Name	(#)	($) (1)	Exercisable/Unexercisable		Exercisable/Unexercisable		Date	Date

A. Mark Walter	—	—	47,917	52,083	$91,042	$98,958	1/22/04	1/22/09
			25,000	75,000	52,500	157,500	12/3/04	12/3/09
			166,667	833,333	358,333	1,791,667	4/29/05	4/29/10

Randy R. Reed	—	—	100,000	—	$166,000	—	8/23/05	8/23/10

William C. McCormick	—	—	1,150,000	50,000	$2,369,000	$103,000	11/12/04	11/12/09
	—	—	50,000	—	112,000	—	4/7/05	4/7/10
	—	—	166,667	833,333	276,667	1,383,333	8/23/05	8/23/10

(1)	Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)	Market value of the underlying securities at December 31, 2005, $2.50 per share, minus exercise price of the unexercised options.
EQUITY COMPENSATION PLAN INFORMATION
      The following summarizes our equity compensation information as of December 31, 2005.

	Number of		Number of securities
	Securities to be	Weighted average	remaining available for
	issued upon exercise	exercise price of	future issuance
	of outstanding	outstanding options	(excluding securities
	options and warrants	and warrants	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,717,765	$0.44	3,153,423
Equity compensation plans not approved by security holders	27,364,849	$2.03	-0-
Total	35,082,614	$1.68	3,153,423
      The Company has a Stock Incentive Plan. At December 31, 2005, 7,717,765 shares of common stock were reserved for issuance to employees, officers and directors to whom options have been granted. Under the Plan, options may be granted to purchase shares of the Company’s common stock at fair market value, as determined by the Company’s Board of Directors, at the date of grant. The options are exercisable over a period of up to five years from the date of grant or such shorter term as provided for in the Plans. The options become exercisable over periods ranging between zero and four years.
      On October 13, 2005, the Company entered into an agreement to purchase all the outstanding shares of EnergyConnect, Inc. (ECI) in exchange for 27,365,305 shares of the Company’s common stock at $2.34 per common share, issuance of 19,695,432 warrants to purchase the Company’s common shares at $2.58 per share, and issuance of 3,260,940 options to purchase the company’s common stock at $0.32 per share. The transaction was valued at approximately $108 million.
      On October 5, 2005, the Company completed a private placement in the amount of $3,434,000 in exchange for 4,905,717 shares of the Company’s common stock, and warrants to purchase another 2,944,693 shares of the Company’s common stock at $0.90 per share. The Company also issued an additional 327,886 common shares in payment of a $229,520 fee charged by an investment advisor in the transaction. As a part of the private placement, the Company was required to pay $1.1 million to JMW

Group, LLC and Christenson Leasing, LLC (CLLLC), both related parties, to reduce the debt in the Company’s subsidiaries. As a part of the private placement agreement, the warrants were included as a part of the equities for which registration rights were received. According to current accounting pronouncements, the Black-Scholes value of these warrants were recorded as a warrant liability and a reduction of paid in capital at the date of the transaction. The change in the value of these warrants of $503,543 between the issue date and the end of the fiscal year was then recorded as an increase in the warrant liability, with an expense for warrant revaluation recorded as a charge in the consolidated statement of operations.
      On September 10, 2004, the Company entered into a Master Vehicle Lease Termination Agreement with CLLLC (see Note 18), under which the Company terminated its previous master vehicle lease agreement with CLLLC. Under the terms of this termination agreement, the Company was released from its obligation under the previous master vehicle lease agreement. In consideration for this release the Company issued 1,000,000 warrants to purchase the Company’s common shares, which were valued at $515,000 using the Black Scholes model. This warrant value was recorded in the Company’s consolidated balance sheet as common stock warrants, with a corresponding expense recorded in the Company’s consolidated statement of operations.
      In connection with the August 24, 2004 debt issuance by Destination Capital, LLC (see Note 18), the Company is obligated to issue warrants to purchase the Company’s common stock. According to the terms of the debt issuance, warrants in the amount of 12.5% percent of the loan balance, outstanding on the first day of each month, will be issued to the debt holders for each calendar month that the debt is outstanding. Each warrant is exercisable into one share of common stock at the lesser of $0.38 per share or the price applicable to any shares, warrants or options issued (other than options issued to employees or directors) while the loan is outstanding, and will expire in 2009. Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the 37,500 warrants initially issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, issued prior to September 1, 2004, was determined to be $17,513. At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations. On September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $20,775. The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.
      For the months from September 1, 2004 to July 2, 2005, according to the terms of the warrant provision of the August 24, 2004 debt agreement, the Company is obligated to issue 1,588,542 additional warrants. The value of these warrants of $604,955 was added to shareholders’ equity on the consolidated balance sheet, with a corresponding expense charged to interest expense in the consolidated statement of operations. This included a charge against earnings of $320,967 associated with an aggregate of 894,792 warrants, that the Company was obligated to issue during the first six months of fiscal year, 2005. On August 1, 2005, the Company re-negotiated the debt obligation with Destination Capital LLC, and eliminated the warrant provision previously contained in the note. There was no interest expense associated with this note charged against the Company’s statement of operations after July 1, 2005.
      On July 28, 2004, the Company issued an aggregate of 1,600,000 shares of common stock to a consultant in exchange for $560,000 of services rendered, which approximated the fair value of the shares issued during the period services were completed and rendered. Compensation costs of $560,000 were charged to operations during the year ended January 1, 2005.

      In connection with the January 22, 2004 debt issuance see Note 13, the Company is obligated to issue warrants to purchase the Company’s common stock. According to the terms of the debt issuance, warrants in the amount of one percent of the Company’s fully diluted common stock will be issued to the debt holders on the first day of each calendar month that the debt is outstanding. The Company repaid this debt in April 2004, and accordingly issued 1,403,548 warrants, which is equivalent to 4% of the fully diluted common stock outstanding under the terms outlined in that agreement. Each warrant is exercisable into one share of common stock at $0.31 per share, subject to changes specified in the debt agreement, and will expire in 2008. Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the warrants issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, on the date each of the obligations to issue warrants arose, was determined to be $701,824. At September 1, 2004, the Company’s shareholders voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $780,372. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2005, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements. Destination Capital LLC, Christenson Group, LLC, A. Mark Walter, Robert J. Jesenik, Energy Fund II, LLC, Gary M. Kapral and Randall R. Reed each had one late Form 4 Filing. Michael Stansell and William C. McCormick each had two late Form 4 Filings. Steven M. Wright had ten late Form 4 Filings.
RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
      The following is a summary of the fees billed to Microfield Group, Inc. by Russell, Bedford, Stefanou Mirchandani LLP and PricewaterhouseCoopers LLP for professional services rendered in connection with the fiscal years ended, December 31, 2005 and January 1, 2005, respectively.

	December 31,	January 1,
	2005	2005

Fee Type Audit fees	$134,824	$222,095
Audit related fees	41,350	—
Tax fees	—	—
All other fees	—	—

Total fees	$176,174	$222,095

      Audit fees consist of billings for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports that are normally provided by independent accounting firms in connection with regulatory filings, including audit services performed related to mergers and acquisitions.

      Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, which are not reported under “Audit Fees.”
      Tax fees consist of billings for professional services for tax compliance and tax planning regarding federal and state tax filings. All other fees consist of fees for products and services other than the services reported above.
      Prior to the Company’s engagement of its independent auditor, such engagement is approved by the Company’s audit committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Company’s Audit Committee Charter, the independent auditors and management are required to report to the Company’s audit committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by the Company for the year ended December 31, 2005, were approved by the Company’s audit committee.
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Proposals of shareholders intended to be presented at the Company’s 2007 annual meeting of Shareholders must be received by the Company at its principal office no later than February 15, 2007, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
OTHER MATTERS
      Neither the Board of Directors nor management intends to bring any matter for action at the Annual Meeting of Shareholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgement.

Appendix A to Proxy Statement
AUDIT COMMITTEE CHARTER
      The Board of Directors of Microfield Group, Inc. (the “Company”) shall annually appoint from its members an Audit Committee.
      Number of Members and Appointment Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.
      Qualifications of Members Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.
      Independence of Members Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. Other than in their capacity as members of the Board of Directors, members of the Audit Committee may not be affiliates, officers or employees of the Company or any of its subsidiaries and may not accept from the Company any consulting, advisory or other compensatory fees. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the Securities and Exchange Commission and the New York Stock Exchange, or such other national securities exchange as shall be the principal market for trading of the Company’s securities.
      Meetings, Quorum, Informal Actions, Minutes The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee. As permitted by ORS 60.341 and 60.354 of the Oregon Corporation Act, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.
      Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.
      Responsibilities The Company’s independent auditors shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between the independent auditors and the Company’s management, and, where appropriate, the replacement of the Company’s independent auditors. The Audit Committee shall approve all auditing services and all significant non-audit services to be provided to the Company by the independent auditors. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company’s independent auditors.
      The Audit Committee shall oversee the independence and performance of the Company’s independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or

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services that may impact the auditor’s independence or objectivity. The Audit Committee shall make recommendations to the Board of Directors for appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.
      The Audit Committee shall annually prepare and submit, for inclusion in management’s proxy statement to stockholders in connection with the annual meeting of stockholders, a report in conformity with Item 306 of Securities and Exchange Commission Regulation S-B. Without limiting the generality of the foregoing, the Audit Committee shall:

•	Review the scope of proposed audits to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.

•	Review with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems.

•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.

•	Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.

•	Review with management and the independent auditors changes in accounting standards or rules proposed by Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.

•	Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.

•	Inquire about significant contingencies or estimates that may effect the Company’s financial statements and the basis for the Company’s presentation of such matters.

•	Review the adequacy of the internal financial and operational controls of the Company with staff performing internal auditing functions and with the independent auditors.

•	Establish procedures for the confidential, anonymous submission by the employees, and the receipt, retention, and treatment by the Company, of the complaints regarding accounting, internal accounting controls or auditing matters.

•	At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures.

•	Receive and review a draft of the financial section of the annual report to stockholders, with accompanying notes, and Management’s Discussion and Analysis.

•	Report the Committee’s activities to the full Board of Directors on a regular basis.

•	Review and assess the adequacy of this Charter on an annual basis.
      Committee Resources The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Audit Committee shall determine the appropriate funding that the Company shall provide for payments of compensation to the independent auditors and to any experts employed by the Audit Committee.
      Adopted by the Board of Directors April      , 2006

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Appendix B to Proxy Statement
MICROFIELD GROUP, INC.
PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2006
      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May, 2006 and hereby names, constitutes and appoints Michael W. Stansell and A. Mark Walter, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Microfield Group, Inc. (the “Company”) to be held at 10:00 a.m. on Wednesday, June 7, 2006, and at any postponement or adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on May 10, 2006, with all the powers that the undersigned would possess if he were personally present.
      Please mark your votes as / X/ indicated in this example.

FOR all nominees listed below
		(except as marked	WITHHOLD AUTHORITY
		all nominees to	(to vote for nominees
		the contrary below)	listed below)

PROPOSAL 1:	Election of Directors	/ /	/ /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW.)

WILLIAM C. McCORMICK	A. MARK WALTER	MICHAEL STANSELL
RODNEY M. BOUCHER	GENE AMEDURI	GARY D. CONLEY
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH
OF THE NOMINEES NAMED ABOVE.

ABSTAIN
		FOR	AGAINST	ON
		PROPOSAL 2	PROPOSAL 2	PROPOSAL 2:

PROPOSAL 2:	To amend the Articles of Incorporation to increase the number of authorized common shares from 125,000,000 to 225,000,000.	/ /	/ /	/ /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 2.

		FOR	AGAINST	ABSTAIN ON
		PROPOSAL 3	PROPOSAL 3	PROPOSAL 3:

PROPOSAL 3:	To amend the 2004 Stock Incentive Plan to authorize the issuance of up to 20,000,000 common shares.	/ /	/ /	/ /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 3.
      PROPOSAL 4: Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE

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COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.
I DO ( ) DO NOT ( ) PLAN TO ATTEND THE MEETING. (PLEASE CHECK)
      The shareholder signed below reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 111 SW Columbia, Suite 480, Portland, Oregon 97201, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Signature(s)	Dated	---------, 2006
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Appendix C to Proxy Statement
SUMMARY OF 2004 STOCK INCENTIVE PLAN, AS AMENDED
      BACKGROUND. The Company’s 2004 Stock Incentive Plan (the “2004 Plan”) was adopted by the Board of Directors in September 2005 and approved by the shareholders of the Company in September 2005. The 2004 Plan provides for the award of incentive stock options to key employees and the award of non-qualified stock options, stock appreciation rights, bonus rights and other incentive grants to employees, independent contractors and consultants. The total number of shares of the Company’s common stock that may be issued under the 2004 Plan, before giving effect to Proposal No. 3, will not exceed 10,000,000.
      SHARES AVAILABLE FOR GRANT. On April 28, 2006 the Company’s Board of Directors approved an amendment to the 2004 Plan to increase the aggregate number of shares of common stock that may be issued thereunder to a total of 20,000,000 shares, an increase of 10,000,000 shares. This amendment to the 2004 Plan is subject to shareholder approval, as presented in Proposal No. 3 in this Proxy Statement.
      ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the 2004 Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company’s products and independent contractors of the Company or any subsidiary.
      ADMINISTRATION. The Plan is administered by the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the 2004 Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of Directors may amend, modify or terminate the 2004 Plan. The Board of Directors created an Executive Stock Committee that has authority to make grants under the 2004 Plan to directors and executive officers. The Executive Stock Committee must consist of at least two directors who qualify as non-employee directors under Rule 16b-3 under the 1934 Act.
      MINIMUM OPTION PRICE. The purchase price of the Company’s common stock upon exercise of incentive stock options (“ISOs”) must not be less than the fair market value of the common stock at the date of the grant, in the case of incentive stock options issued to holders of more than 10% of the outstanding common stock, 110% of fair market value, or at a price at the discretion of the Board of Directors, in the case of non-qualified stock options (“NQSO’s”). The maximum market value, on the date of grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. As defined in the 2004 Plan, “fair market value” shall mean the last reported sales price of the Company’s common stock in the Wall Street Journal on the day preceding the date such option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred.
      DURATION OF OPTIONS. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 2004 Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i) ten years from the date of grant in the case of ISOs generally, (ii) five years from the date of grant in the case of ISOs granted to a holder of more than 10% of the outstanding common stock, and (iii) the period of time as determined by the Board of Directors, in the case of NQSOs.
      MEANS OF EXERCISING OPTIONS. An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefor, either (i) in cash or by certified check, (ii) at the discretion of the Board of Directors, through delivery of shares of common stock having a fair market value equal to the cash exercise price of the option, (iii) at the discretion of the Board of Directors, by delivery of the optionee’s personal recourse promissory note in the amount of the cash exercise price of the option, or (iv) at the discretion of the Board of Directors, by any combination of (i), (ii) and (iii) above.

      TERM AND AMENDMENT OF THE 2004 PLAN. The 2004 Plan will continue in effect until all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may amend the 2004 Plan at any time, provided that no change in an award already granted shall be made without the written consent of the holder of such award. The Board of Directors may suspend or terminate the 2004 Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the 2004 Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the 2004 Plan.
      ASSIGNABILITY. No option granted under the 2004 Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.
      STOCK BONUSES. The Board of Directors may award shares under the 2004 Plan as stock bonuses, subject to the terms, conditions and restrictions determined by the Board of Directors.
      RESTRICTED STOCK. The Board of Directors may issue restricted shares of the Company’s common stock under the 2004 Plan for such consideration as determined by the Board of Directors.
      STOCK APPRECIATION RIGHTS. The Board of Directors may grant stock appreciation rights under the 2004 Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors prescribes.
      CASH BONUS RIGHTS. The Board of Directors may grant cash bonus rights under the 2004 Plan in connection with (i) options granted or previously granted, (ii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the 2004 Plan. Cash bonus rights will be subject to such rules, terms and conditions as the Board of Directors prescribes.
      PERFORMANCE UNITS. The Board of Directors may grant performance units under the 2004 Plan, consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, not more than 10 years.
      FEDERAL TAX EFFECTS OF ISOS. The Company intends that ISOs granted under the 2004 Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option’s exercise price. If the optionee Disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option’s exercise price and the stock’s fair market value at the time the option is exercised and sold (the “Bargain Purchase Element”). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax (“AMT”). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the Bargain Purchase Element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.
      FEDERAL TAX EFFECTS OF NQSOS. If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option’s exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a “substantial risk of forfeiture” and no “Section 83 Election” has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the stock on the date the forfeiture restriction lapses. The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.